Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the proxy statement/prospectus included in the Registration Statement on Amendment No. 5 to Form F-4 of our report dated March 30, 2023, (which includes an explanatory paragraph relating to Athena Consumer Acquisition Corp.’s ability to continue as a going concern), relating to the financial statements of Athena Consumer Acquisition Corp., which is contained in that Prospectus. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

August 25, 2023